EXHIBIT 99.1

Mattson Stockholders Approve Merger with Beijing E-Town Dragon Semiconductor Industry Investment Center (Limited Partnership)

Transaction Expected to Close in the Second Quarter of 2016

FREMONT, California – March 23, 2016 – Mattson Technology, Inc. (“Mattson” or the “Company”) (NASDAQ: MTSN) announced today that, based on a count of the votes cast at the Company’s Special Meeting of Stockholders held this morning, Mattson stockholders have approved the previously announced Agreement and Plan of Merger (the “Agreement”) among Beijing E-Town Dragon Semiconductor Industry Investment Center (Limited Partnership) (“E-Town Dragon”), Dragon Acquisition Sub, Inc. and the Company.

Based on the count by Broadridge Financial Services, Inc., Mattson’s inspector of elections, approximately 56.3 million shares were voted in favor of the Agreement, representing 99% of the total shares voted. As of February 4, 2016, the record date for the Special Meeting, there were approximately 75.4 million shares of Mattson common stock outstanding and entitled to vote at the Special Meeting.

“We are extremely pleased with the outcome of today’s vote,” said Fusen Chen, President and CEO of Mattson. “The Mattson Board of Directors and management team recognize and appreciate the support and patience of our stockholders throughout this process, and we are eager to reward them with the value they deserve. We look forward to joining the E-Town Dragon family.”

Pursuant to the terms of the Agreement, E-Town Dragon will acquire Mattson for the agreed-upon purchase price of $3.80 per share. The transaction is subject to regulatory approval in several jurisdictions, including the U.S., China and Taiwan, and the transaction is expected to close as soon as all of such regulatory approvals are received.

Morgan Stanley & Co. LLC is serving as independent financial advisor to the Company, and Latham & Watkins LLP is serving as the Company’s outside legal counsel.

Forward Looking Statements

Throughout this document pertaining to the merger transaction between Mattson and E-Town Dragon, we make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Although we believe the expectations reflected in any forward-looking statements are reasonable, they involve known and unknown risks and uncertainties, are not guarantees of future performance, and actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements and any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Mattson or its businesses or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of Mattson and E-Town Dragon to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of Mattson; (5) the ability of Mattson to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8)  potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (9) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Mattson’s most recent Annual Report on Form 10-K, and Mattson’s Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Mattson can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, Mattson cannot undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Mattson does not intend, and assumes no obligation, to update any forward-looking statements.

About Mattson

Mattson designs, manufactures, markets and globally supports semiconductor wafer processing equipment used in the fabrication of integrated circuits. Mattson is a key supplier of processing equipment used in the global semiconductor industry, and operates primarily in four product sectors: dry strip, etch, conventional rapid thermal processing and millisecond anneal.

About E-Town Dragon

Private equity fund based in Beijing, E-Town, led by Beijing E-Town Capital, focuses on investments in the semiconductor industry.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Mattson and E-Town Dragon. Mattson has filed with the SEC a proxy statement in connection with the proposed transaction with E-Town Dragon as well as other documents regarding the proposed transaction and the definitive proxy statement has been sent or given to the stockholders of Mattson and contains important information about the proposed transaction and related matters. MATTSON’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Mattson with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov.

Company Contact:

Mattson Technology, Inc.
J. Michael Dodson, CFO and COO
P: 510-657-5900
E: mike.dodson@mattson.com